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                                GEMSTONE SYSTEMS, INC.

                      Restated 1992 Employees' Stock Option Plan


     1.   PURPOSE.

          This plan (the "Plan") is designed to encourage key employees of GemStone Systems, Inc. (the "Company") and any parent or subsidiary corporations to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. The Plan is intended to attract and retain outstanding personnel who are in a position to make important and direct contributions to the success of the Company and to promote a closer identity of interests between the Company's key employees and its shareholders.

          Options granted under this Plan shall represent the right to purchase shares of the Company's Common Stock, subject to the terms of this Plan and the option certificates and related agreements executed at the time of option grants. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option certificate and related agreement.

     2.   DEFINITIONS.

          The following terms when referred to in this Plan shall have the following definitions:

     (a) "Board" shall mean the Board of Directors of the Company, or the Committee, if one has been appointed.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Common Stock" shall mean the Common Stock of the Company.

     (d)  "Company" shall mean GemStone Systems, Inc..

     (e) "Committee" shall mean the Committee appointed by the Board in accordance with Section 5 of the Plan, if one is appointed.

     (f) "Consultant" shall mean any person who is engaged by the Company or any subsidiary to render services and is compensated for such services.

     (g) "Employer Corporation" means the corporation employing a person granted an Incentive Stock Option.



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     (h)  "Incentive Stock Option" shall mean an option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

     (i) "Nonstatutory Stock Option" shall mean an option not intended to qualify as an Incentive Stock Option.

     (j) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

     (k)  "Plan" shall mean this 1992 Employees' Stock Option Plan.

     (l) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

     3.   SCOPE AND DURATION OF THE PLAN.

          There will be reserved for sale to eligible employees upon the exercise of options granted under the Plan a total of One Million Five Hundred and Eighteen Thousand Nine Hundred and Twenty-One (1,518,921) shares of the Company's authorized Common Stock, subject to adjustment as provided in Section 15 below. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares will be available for other options awarded under the Plan. Unless the Plan is terminated earlier pursuant to
Section 19, it shall terminate on July 30, 2002, and no option shall be granted under the Plan after that date.

     4.   WHEN OPTIONS MAY BE GRANTED.

          On or after the date of adoption of this Plan by the Board, the Board may grant either Incentive Stock Options or Nonstatutory Stock Options. The Board has the sole discretion in deciding which options, if any, shall constitute Incentive Stock Options. For all options granted under this Plan, the Board shall clearly identify each such option as an Incentive Stock Option or Nonstatutory Stock Option.

     5.   ADMINISTRATION.

          The Plan is administered by the Board or a Committee appointed by the Board. No action may be taken by the Board involving an option granted or to be granted to a member of the Board, unless a majority of the Board and of the members of the Board voting on the matter are not then and have not been at any time during the prior year eligible to receive an option under the Plan. No director who holds or is eligible to receive an option under the Plan may vote on any action taken by the Board involving any option granted to himself.


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          The Board has the responsibility to construe and interpret the Plan and to establish and amend such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Board, arising out of or in connection with the construction, interpretation and administration of the Plan, shall, to the extent permitted by law, be within its absolute discretion, but subject to the express provisions of the Plan. Decisions of the Board shall be conclusive and binding upon all recipients of options and any person claiming under or through any recipient of an option.

          The Board has the authority, subject to the terms of the Plan, to determine which persons are eligible for options and those to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, the fair market value of shares under option from time to time, and the terms and provisions of the instruments evidencing options, including any conditions to exercise or any restrictions which may be imposed applicable to the transfer of the shares to be acquired upon exercise of options.

     6.   WHO MAY PARTICIPATE.

          Options may be granted under this Plan to regular key employees, consultants or directors of the Company and any future subsidiary corporations, all of whom shall be referred to for purposes of this Plan as employees, who may be identified for grants from time to time by the Board. In determining the employees to whom options shall be granted, and the number of shares to be issued on the exercise of an option, the Board shall take into account the duties of the employees, their present and potential contributions to the success of the Company, and such other factors as the Board deems relevant to accomplish the purposes of the Plan.

          An Incentive Stock Option cannot be granted to an employee who, at the time such option is granted, owns directly or beneficially more than 10 percent of the total combined voting power of all classes of stock of the employer corporation or its parent or any subsidiary. This limitation shall not apply if, at the time such Incentive Stock Option is granted, the option price is at least 110 percent of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. No person who beneficially owns more than 10 percent of the total combined voting power of all classes of stock of the issuing corporation or any parent or subsidiary corporation shall receive any option under this Plan at an exercise price less than 110 percent of the fair market value of the stock.


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     7.   OPTION PRICE.

          The price of the shares of Common Stock to be issued on exercise of an option shall be determined by the Board, and in the case of an Incentive Stock Option, shall be not less than the fair market value of the shares on the date the option is granted. In the case of Nonstatutory Stock Options, the price shall be not less than 85 percent of fair market value. Fair market value of the shares under option shall be determined by the Board at the time of each grant of stock options under the Plan.

     8.   TERM OF OPTIONS.

          The term of each option shall be determined by the Board, but shall not be for more than ten years from the date the option is granted and may be subject to earlier expiration as provided in Sections 13 and 14. Each Incentive Stock Option shall recite the date on which the exercise period expires.

     9.   LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS.

          In no event shall the aggregate fair market value (determined at the time such options are granted) of the shares with respect to which the employee's Incentive Stock Options first become exercisable during any calendar year under the Plan or under any other stock option plan of the employee's employer corporation and its parent and subsidiary corporations exceed $100,000. Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a Nonstatutory Stock Option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option does not qualify for treatment as an Incentive Stock Option by reason of exceeding such maximum, such option shall be considered a Nonstatutory Stock Option.

     10.  EXERCISE OF OPTIONS.

          Subject to Section 15, options may be exercised from time to time for the period stated in each option. The Board may, in its discretion, determine the vesting schedule to be contained in each option agreement; provided, however, that unless the Board otherwise determines at the date of any grant, all options shall become 100 percent exercisable within a five-year period from the date the option is granted, with 40 percent of the shares covered by the grant becoming exercisable two years from the date of grant, an additional
20 percent three years from the date of grant, an additional 20 percent four years from the date of grant, and the final 20 percent on the fifth anniversary of the date of grant. After any prescribed waiting period, an option may be exercised at any time or from time to time thereafter, provided that unless the option certificate or the Board otherwise


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determines, no option may be exercised for less than all of the shares then purchasable under the option. After becoming exercisable, if exercisable in installments, then each installment shall remain exercisable until termination or expiration of the option. The price of the shares shall be paid in full at the time of exercise. Except as provided in Sections 13 and 14 below, no option may be exercised unless the holder is then an employee of the Company or a subsidiary corporation. An employee shall not have any of the rights of a shareholder with respect to the shares to be issued on the exercise of an option until the shares are paid for and the stock certificate is delivered.

          The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other shares of the Common Stock having fair market value on the date of surrender equal to the aggregate exercise price of the shares purchasable under the option, or any combination of such methods of payment; provided, however, no optionee shall be entitled to pay for shares to be issued upon exercise of an Incentive Stock Option by exchanging shares of the Company which were previously acquired as "Statutory Option Stock," as that term is defined in Section 425 of the Code, until the applicable holding period, as prescribed by the Code, has been satisfied. In making its determinations as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. If no designation is made by the Board as to the acceptable medium of payment at or before the time of exercise of the option, payment shall be made in the form of the optionee's check.

          An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option by the person entitled to exercise the option and full payment for the shares has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned stock, notwithstanding the exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

          Exercise of an option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of shares as to which the option is exercised.


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     11.  NONTRANSFERABILITY OF NONSTATUTORY STOCK OPTIONS.

          Nonstatutory Stock Options granted under the Plan are not transferable, except by will or by the laws of descent and distribution, and may be exercised during the employee's life only by the employee or, if incapacitated, by his guardian or legal representative. This section does not apply to Incentive Stock Options granted under the Plan.

     12.  NONTRANSFERABILITY OF INCENTIVE STOCK OPTIONS.

          Incentive Stock Options granted under the Plan are not transferable by the optionee otherwise than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Each Incentive Stock Option shall recite this restriction. This section does not apply to Nonstatutory Stock Options granted under the Plan.

     13.  TERMINATION OF EMPLOYMENT.

          If the employment of an employee to whom an option has been granted terminates for any reason other than death or disability, and subject to any more restrictive provisions which may be contained in any certificate or agreement evidencing the option, any option held by the employee may be exercised at any time prior to its expiration date or the expiration of 30 days after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the employee was entitled to exercise the option on the date of such termination. Notwithstanding the foregoing, the Board may in its discretion accelerate the vesting schedule, to such extent as it may deem appropriate, of any option holder who is not fully vested at the date of termination of employment and who in the judgment of the Board has rendered extraordinary services to the Company during the period of employment, based upon the Board's review of the circumstances surrounding the termination of employment. Whether an authorized leave of absence, military or governmental service, disability or temporary absence from employment for any other reason constitutes the termination of employment for purposes of the Plan shall be conclusively determined by the Board.

     14.  DEATH OF AN EMPLOYEE.

          If an employee to whom an option has been granted dies or becomes permanently disabled while employed by the Company or by a subsidiary corporation, the option may only be exercised (to the extent that the employee was entitled to do so on the date of his death) by his personal representative or beneficiary within six months after the date of death or disability, except that the Board, in its discretion, on application of the personal representative or beneficiary, may extend this time up to one year after the date of death, and if not so exercised, the option shall expire and be void. In addition, the Board may, on a


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discretionary basis and without consequence or effect on any other employee, determine to permit the personal representative to exercise all or any portion of an option which by its terms is not exercisable at the date of death. Any such determination by the Board must be specifically evidenced in writing.

     15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

           Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          In the event of the proposed dissolution or liquidation of the Company, the option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, or a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law:
(i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options or rights for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options or rights for those outstanding under the Plan, then, with respect


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to outstanding options, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

     16.  TIME OF GRANTING OPTIONS.

          Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or shareholders of the Company shall constitute the granting of an option. The granting of an option pursuant to the Plan shall take place only when an instrument evidencing the option has been duly executed on behalf of the Company and delivered to the employee to whom such option is to be granted.

     17.  INSTRUMENTS EVIDENCING OPTIONS AND PLAN LOG.

          The Board, in granting options hereunder, may use such instruments and agreements to evidence such options as it may determine. In order to be valid, the grant of any option to purchase shares of the Company which are granted under the Plan must be evidenced by a certificate or other document signed by an officer of the Company and an agreement signed by the employee to whom the option is awarded, all terms of which, to the extent not inconsistent with the terms of the Plan, shall be as determined by the Board in awarding any such option. Any such agreement may contain restrictions on transfer, repurchase options in favor of the Company, requirements for the granting of irrevocable proxies, and such other provisions not expressly contrary to any provision of the Plan as the Company shall determine. The Secretary of the Company shall keep with the Plan an official Plan Log listing the names of all employees to whom options have been granted, the date of the award, the number of shares covered by the option, the purchase price, the vesting schedule, if applicable, and the number of remaining eligible shares covered by the Plan.

     18.  EMPLOYMENT RIGHTS.

          Nothing in the Plan or any instrument evidencing an option shall confer upon any employee any right to continue in the employment of the Company or any subsidiary corporation or shall be construed to interfere in any way with the right of the Company or any subsidiary corporation to terminate his employment at any time for any reason.

     19.  AMENDMENT.

          The Board has the right at any time to amend, modify or discontinue the Plan, provided that no such amendment, modification or discontinuance adopted by the Board shall revoke or alter the terms of any valid option previously granted in accordance with the Plan. The Plan, and the grant and exercise of options, shall be subject to all applicable governmental laws and regulations. Notwithstanding any provision of the Plan to the



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contrary, the Board may in its discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations, subject to the provisions of the first sentence of this Section 19.

     20.  CONDITIONS UPON ISSUANCE OF SHARES.

          Shares shall not be issued pursuant to the exercise of an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option or making such purchase to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     21.  RESERVATION OF SHARES.

          During the term of this Plan, the Company will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any options or shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such options or sell such shares if such requisite authority shall not have been obtained.

     22.  EFFECTIVENESS OF THE PLAN.

          The Plan shall become effective only after it has been approved by the Board and subsequently approved, within one year from the date of adoption by the Board, at a shareholders meeting duly called for such purpose or by requisite shareholder consent.


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          This 1992 Employees' Stock Option Plan was approved by the Board of
Directors of GemStone Systems, Inc. and by the Company's sole shareholder on June 30, 1992. The Plan was amended and restated effective on July 1, 1995 with the approval of the Board of Directors and the Company's sole shareholder on those dates.





                                   ----------------------------
                                   Secretary


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